Exhibit 10.15

INCENTRA SOLUTIONS, INC. AND CERTAIN OF ITS SUBSIDIARIES
MASTER SECURITY AGREEMENT

To:	Calliope Capital Corporation
c/o Laurus Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017

Date: July 31, 2007

To Whom It May Concern:

          1. To secure the payment of all Obligations (as hereafter defined), Incentra Solutions, Inc., a Nevada corporation (the “Company”), each of the other undersigned parties (other than Calliope Capital Corporation ( “Calliope”), and each other entity that is required to enter into this Master Security Agreement (each an “Assignor” and, collectively, the “Assignors”) hereby assigns and grants to Calliope a continuing security interest in all of the following property now owned or at any time hereafter acquired by any Assignor, or in which any Assignor now has or at any time in the future may acquire any right, title or interest (the “Collateral”): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, commercial tort claims set forth on Exhibit B to this Master Security Agreement, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those currently in effect among our affiliates, but not own intellectual property), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which any Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefore. In the event any Assignor wishes to finance the acquisition in the ordinary course of business of any hereafter acquired equipment and has obtained a commitment from a financing source to finance such equipment from an unrelated third party, Laurus agrees to release its security interest on such hereafter acquired equipment so financed by such third party financing source. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning provided such terms in the Securities Purchase Agreement (defined below). All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC. For purposes hereof, the term “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Caliope’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

          2. The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Calliope arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Calliope (the “Securities Purchase Agreement”) and (ii) the Related Agreements referred to in the Securities Purchase Agreement (the Securities Purchase Agreement and each Related Agreement, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the “Documents”), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, including, without limitation, obligations and liabilities of each Assignor for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the “Debtor Relief Laws”), and in connection with any other indebtedness, obligations or liabilities of any Assignor to Calliope, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under Debtor Relief Laws.

          3. Each Assignor hereby jointly and severally represents, warrants and covenants to Laurus that:

(a)

it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and organized under the respective laws of its jurisdiction of organization set forth on Schedule A, and each Assignor will provide Calliope thirty (30) days’ prior written notice of any change in its jurisdiction of organization;

(b)

its legal name is as set forth in its Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A, and it will provide Calliope thirty (30) days’ prior written notice of any change in its legal name;

(c)

its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide Calliope thirty (30) days’ prior written notice of any change in its organizational identification number;

(d)

it is the lawful owner of its respective Collateral and it has the sole right to grant a security interest therein and will defend such Collateral against all claims and demands of all persons and entities;

(e)

it will keep its respective Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), except (i) Encumbrances securing the Obligations and (ii) to the extent said Encumbrance does not secure indebtedness in excess of $100,000 and such Encumbrance is removed or otherwise released within ten (10) days of the creation thereof;

(f)

it will, at its and the other Assignors joint and several cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors’ business;

(g)

it will not without Calliope’s prior written consent, sell, exchange, lease or otherwise dispose of the Collateral, whether by sale, lease or otherwise, except in the ordinary course of business and except for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $100,000.

(h)

(i) it will insure or cause the Collateral to be insured against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards consistent with past practices. If any such Assignor fails to do so, Calliope may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;

(ii) it will expressly agree that if additional loss payees and/or lender loss payees, other than Calliope, are named to the Collateral, Calliope will always be assigned to first lien position until all Calliope obligations have been met;

(i)	it will at all reasonable times and upon reasonable notice allow Calliope or Calliope’s representatives free access to and the right of inspection of the Collateral;

(j)

such Assignor (jointly and severally with each other Assignor, if any) hereby indemnifies and saves Calliope harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that Calliope may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against Calliope or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by Calliope’s own negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision); and

(k)	all commercial tort claims (as defined in the Uniform Commercial Code as in effect in the State of New York) held by any Assignor are set forth on Schedule

B to this Master Security Agreement; each Assignor hereby agrees that it shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Calliope of any commercial tort claim acquired by it and unless otherwise consented to in writing by Calliope, it shall enter into a supplement to this Master Security Agreement granting to Calliope a security interest in such commercial tort claim, securing the Obligations.

          4. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Master Security Agreement:

          (a) Breach of any material covenant, warranty, representation or statement made or furnished to Calliope by any Assignor or on any Assignor’s benefit was false or misleading in any material respect when made or furnished, and if subject to cure, shall not be cured for a period of fifteen (15) days; or

(b) the occurrence of an “Event of Default” as defined in the Securities Purchase Agreement.

          5. Upon the occurrence of any Event of Default and at any time thereafter, Calliope may declare all Obligations immediately due and payable and Calliope shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, Calliope will have the right to take possession of the Collateral and to maintain such possession on its premises or to remove the Collateral or any part thereof to such other premises as Calliope may desire. Upon Calliope’s request, each of the Assignors shall assemble or cause the Collateral to be assembled and make it available to Calliope at a place reasonably designated by Calliope. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) business days before such disposition, postage prepaid, addressed to any Assignor either at such Assignor’s address shown herein or in the Securities Purchase Agreement or at any subsequent address appearing on Calliope’s records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by Calliope to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by Calliope toward the payment of the Obligations in such order of application as Calliope may elect, and each Assignor shall be liable for any deficiency. The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder, under the Securities Purchase Agreement or under any other Related Agreement shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential.

          6. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor’s part to be performed or fulfilled under or pursuant to this Master Security Agreement, Calliope may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor’s joint and several account and at each Assignor’s joint and several cost and expense, and the reasonable cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law.

          7. Each Assignor appoints Calliope, any of Calliope’s officers, employees or any other person or entity whom Calliope may designate as its attorney, with power to execute such documents in its behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor’s behalf; to file financing statements against the Assignors covering the Collateral; to sign the name of each Assignor on public records; and to do all other things Calliope deems necessary to carry out this Master Security Agreement. Each Assignor hereby ratifies and approves all acts of the attorney and neither Calliope nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

          8. No delay or failure on Calliope’s part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Calliope and then only to the extent therein set forth, and no waiver by Calliope of any default shall operate as a waiver of any other default or of the same default on a future occasion. Calliope’s books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth (absent manifest error) and shall constitute prima facie proof thereof. Calliope shall have the right to enforce any one or more of the remedies available to Calliope, successively, alternately or concurrently. Each Assignor agrees to join with Calliope in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to Calliope and in executing such other documents or instruments as may be required or reasonably deemed necessary by Calliope for purposes of affecting or continuing Calliope’s security interest in the Collateral.

          9. The Assignors shall jointly and severally pay all of Calliope’s out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of the Documents, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any Document. The Assignors shall also jointly and severally pay all of Calliope’s reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by the Documents, (b) Calliope’s obtaining performance of the Obligations under the Documents, including, but not limited to the enforcement or defense of Calliope’s security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to Calliope by any Assignor as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Assignors shall also jointly and severally pay Calliope’s customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Calliope for any Assignor at any Assignor’s request or in connection with any Assignor’s loan account (if any) with Calliope. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Assignors to Calliope shall be payable on demand and shall be secured by the Collateral. If any tax by any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (each, a “Governmental Authority”) is or may be imposed on or as a result of any transaction between any Assignor, on the one hand, and Calliope on the other hand, which Calliope is or may be required to withhold or pay, the Assignors hereby jointly and severally indemnify and hold Calliope harmless in respect of such taxes, and the Assignors will repay to Calliope the amount of any such taxes which shall be charged to the Assignors’ account; and until the Assignors shall furnish Calliope with indemnity therefor (or supply Calliope with evidence satisfactory to it that due provision for the payment thereof has been made), Calliope may hold without interest any balance standing to each Assignor’s credit (if any) and Calliope shall retain its liens in any and all Collateral.

          10. THIS MASTER SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to Calliope hereunder shall inure to the benefit of Calliope’s successors and assigns. The term “Calliope” as herein used shall include Calliope, any parent of Calliope’s, any of Calliope’s subsidiaries and any co-subsidiaries of Calliope’s parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of each Assignor and each of the foregoing.

          11. Each Assignor hereby consents and agrees that the state of federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between Assignor, on the one hand, and Calliope, on the other hand, pertaining to this Master Security Agreement or to any matter arising out of or related to this Master Security Agreement, provided, that Calliope and each Assignor acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Master Security Agreement shall be deemed or operate to preclude Calliope from bringing suit or taking other legal action in any other jurisdiction to collect the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Calliope. Each Assignor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Assignor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each Assignor hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such assignor at the address set forth on the signature lines hereto and that service so made shall be deemed completed upon the earlier of such Assignor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

          The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between Calliope, and/or any Assignor arising out of, connected with, related or incidental to the relationship established between them in connection with this Master Security Agreement or the transactions related hereto.

          12. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to Calliope, (y) delivering supplements to such exhibits and annexes to such Documents as Calliope shall reasonably request and (z) taking all actions as specified in this Master Security Agreement as would have been taken by such Assignor had it been an original party to this Master Security Agreement, in each case with all documents required above to be delivered to Calliope and with all documents and actions required above to be taken to the reasonable satisfaction of Calliope.

          13. All notices from Calliope to any Assignor shall be sufficiently given if mailed or delivered to such Assignor’s address set forth below.

Very truly yours,

INCENTRA SOLUTIONS, INC.

By:

Name: Matthew G. Richman
Title: Senior Vice President, Chief Corporate Development Officer & Treasurer
Address: 1140 Pearl Street
Boulder, CO 80302

MANAGEDSTORAGE INTERNATIONAL, INC.

By:

Name: Matthew G. Richman
Title: Assistant Secretary
Address: 1140 Pearl Street Boulder, CO 80302

INCENTRA SOLUTIONS INTERNATIONAL, INC.

By:

Name: Matthew G. Richman
Title: Assistant Secretary
Address: 1140 Pearl Street Boulder, CO 80302

INCENTRA SOLUTIONS OF THE NORTHEAST, INC.

By:

Name: Matthew G. Richman
Title: Secretary
Address: 1140 Pearl Street Boulder, CO 80302

PWI TECHNOLOGIES, INC.

By:

Name: Matthew G. Richman
Title: Secretary
Address: 1140 Pearl Street Boulder, CO 80302

INCENTRA SOLUTIONS OF CALIFORNIA, INC.

By:

Name: Matthew G. Richman
Title: Secretary
Address: 1140 Pearl Street Boulder, CO 80302

NETWORK SYSTEM TECHNOLOGIES, INC.

By:

Name: Matthew G. Richman

Title: Secretary
Address: 1140 Pearl Street Boulder, CO 80302

TACTIX, INC.

By:

Name: Matthew G. Richman
Title: Secretary
Address: 1140 Pearl Street Boulder, CO 80302

INCENTRA HELIO ACQUISITION CORP., INC.

By:

Name: Matthew G. Richman
Title: Secretary
Address: 1140 Pearl Street Boulder, CO 80302

ACKNOWLEDGED:

CALLIOPE CAPITAL CORPORATION

By:

Name:
Title:

SCHEDULE A

Borrower Name	Date of Organization	Jurisdiction of Organization	Organizational Identification Number	Federal Tax Identification Number

Incentra Solutions	4/27/95	Nevada	C7006-1995	86-0793960

ManagedStorage International, Inc.	3/7/2000	Delaware	3188876	04-3506252

Incentra Solutions International, Inc.	2/18/04	Delaware	3766180	20-8611239

PWI Technologies	12/23/97	Washington	601 840 570	91-1870684

Incentra Solutions of California	2/14/05	Delaware	3925903	20-2373782

Network System Technologies	10/10/96	Illinois	59061348	36-4108009

Tactix, Inc.	12/10/92	Oregon	323217-88	93-1098930

		Alaska	725139

Incentra Helio Acquisition Corporation – newly forming for acquisition corporation (not formed yet)	July 2007	Delaware	Not assigned	Not assigned

Helio Solutions, Inc. (company being merged into Incentra Helio Acquisition Corp)	4/19/2001	California	2340599	77-0572101

SCHEDULE B

COMMERCIAL TORT CLAIMS